                                                                EXHIBIT 15.1

                       [PRICE WATERHOUSE LLP LETTERHEAD]



February 14, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We are aware that Electronic Retailing Systems International, Inc. has included our report dated November 14, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-4 to be filed on or about February 14, 1997. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



Price Waterhouse LLP